  As filed with the Securities and Exchange Commission on March 15, 2000

                                                 Registration No. 333-08369

                                                               333-08369-01
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    SECURITIES AND EXCHANGE COMMISSION

                           Washington, DC 20549
                               ----------------

                      POST-EFFECTIVE AMENDMENT NO. 1

                                    TO

                                 FORM S-3

                          REGISTRATION STATEMENT

                                   UNDER

                        THE SECURITIES ACT OF 1933
                               ----------------


                        UNITED PARCEL SERVICE, INC.

                        As Successor Registrant to

                  UNITED PARCEL SERVICE OF AMERICA, INC.

          (Exact name of Registrant as Specified in Its Charter)
                               ----------------

                  Delaware                                       58-2480149
          (State of incorporation)                  (I.R.S. Employer Identification No.)

     55 Glenlake Parkway, N.E., Atlanta, Georgia 30328, (404) 828-6000

(Address and Telephone Number of Registrant's Principal Executive Offices)
                               ----------------

                          JOSEPH R. MODEROW, ESQ.

                        United Parcel Service, Inc.

                         55 Glenlake Parkway, N.E.

                          Atlanta, Georgia 30328

                              (404) 828-6000

         (Name, Address and Telephone Number of Agent for Service)

                                Copies to:

           HARRISON D. MAAS, ESQ.                         JOSEPH MCLAUGHLIN, ESQ.
           DANIEL O. KENNEDY, ESQ.                          ANDREW FOWLER, ESQ.
              Hunton & Williams                               Brown & Wood LLP
      Bank of America Plaza, Suite 4100                    One World Trade Center
         600 Peachtree Street, N.E.                       New York, New York 10048
           Atlanta, Georgia 30308                              (212) 839-5300
               (404) 888-4000

                               ----------------

  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             EXPLANATORY NOTE

   This Post-Effective Amendment No. 1 is being filed pursuant to Rule 414 under the Securities Act of 1933 by United Parcel Service, Inc., a Delaware corporation ("UPS"), which is the successor to United Parcel Service of America, Inc., a Delaware corporation ("UPS of America") following a statutory merger effective November 15, 1999 for the purpose of changing UPS of America's organizational structure. UPS undertook this corporate reorganization in connection with its initial public offering of class B common stock in November 1999. The initial public offering and the merger resulted in UPS of America becoming a direct wholly owned subsidiary of UPS. The merger was approved by the shareowners of UPS of America at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934.

   In accordance with Rule 414 under the Securities Act, as parent of UPS of America, UPS hereby expressly adopts this registration statement as its own for all purposes of the Securities Act and the Exchange Act.

                                   PROSPECTUS


--------------------------------------------------------------------------------

                        UNITED PARCEL SERVICE, INC.

                              $2,000,000,000

                                DEBT SECURITIES


                               ----------------

  This prospectus relates to the issuance of senior unsecured debt securities by United Parcel Service, Inc. pursuant to our debt shelf registration statement. Under this shelf registration statement, we may issue debt securities from time to time as described in this prospectus.

Issuance of debt securities:

 .  may be offered from time to time;

 .  may be denominated in U.S. dollars or other currencies or currency units;


 .  prices and terms will be determined at the time of sale; and

 . the total aggregate principal amount (or, in the case of debt securities issued at a discount, the initial offering price) will not exceed US $2,000,000,000 (or the equivalent in foreign currencies or currency units).

Forms that debt securities may take:

 .  registered form; or

 .  global form.

  This prospectus is accompanied by a prospectus supplement that includes additional information regarding an issuance of our debt securities. Sales of our debt securities may not be consummated without both this prospectus and a prospectus supplement.

The prospectus supplement relating to any issuance of debt securities will describe the terms of the securities being issued, typically including the following:

 .  aggregate principal amount of the     .  any listing on a national
   series of debt securities                securities exchange

 .  denominations                         .  initial public offering price

 .  maturity                              .  names of any underwriters or
                                            agents

 .  interest rate                         .  terms of any underwriting
                                            arrangements

 .  time of interest payments

 .  any terms for redemption              .  amounts to be purchased by
                                            underwriters or agents

 .  any terms for sinking fund            .  commissions or discounts of or to
   payments                                 underwriters or agents


                               ----------------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these debt securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              The date of this prospectus is March   , 2000.

   No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this prospectus or any prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by us or any underwriter or agent. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of any offer to buy any of the securities offered hereby and thereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that the information herein or therein is correct as of any time subsequent to their respective dates.

                               ----------------

                    WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC, including the registration statement of which this prospectus is a part, at the following SEC reference rooms:

   450 Fifth Street, N.W.     7 World Trade Center     500 West Madison Street
         Room 1024                 Suite 1300                Suite 1400
    Washington, DC 20549    New York, New York 10048   Chicago, Illinois 60661

Please telephone the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. You may find our reports, proxy statements and other information at this SEC website.

   In addition, you can obtain our reports and proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

   The SEC allows us to "incorporate by reference" into this document the information that we file with it. This means that we can disclose important information by referring you to those documents. The information incorporated by reference is an important part of this prospectus and the accompanying prospectus supplement, and information in documents that we file after the date of this prospectus and before the termination of the offering will automatically update information in this prospectus and the accompanying prospectus supplement. We succeeded to UPS of America following a statutory merger that became effective on November 15, 1999.

   We incorporate by reference into this prospectus:

  .  our current report on Form 8-K filed with the SEC on February 23, 2000;
     and

  . any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until we sell all of the securities offered by this prospectus supplement and the accompanying prospectus.

   We also incorporate by reference into this prospectus and adopt as our own the following:

  . UPS of America's annual report on Form 10-K for the year ended December 31, 1998; and

  . UPS of America's quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 1999, June 30, 1999 and September 30, 1999.


   We will provide, without charge, to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any and all of the documents incorporated by reference in this prospectus, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests for copies of such documents should be directed to United Parcel Service, Inc., 55 Glenlake Parkway, N.E., Atlanta, Georgia, 30328, attn: Corporate Secretary, telephone number (404) 828-6000.

                               ----------------

  Unless otherwise indicated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars ("$," "dollars," "U.S. dollars," or "U.S. $1").

                               ----------------

                                  THE COMPANY

   We are the world's largest express carrier, the world's largest package delivery company and a leading global provider of specialized transportation and logistics services. We deliver packages each business day for 1.7 million shipping customers to six million consignees. In 1999, we delivered an average of more than 12.92 million pieces per day worldwide, generating revenues of over $27 billion.

   Our primary business is the delivery of packages and documents throughout the United States and in over 200 other countries and territories. In addition, we provide logistics services, including comprehensive management of supply chains, for major companies worldwide. We are the industry leader in the delivery of goods purchased over the Internet. We seek to position ourselves as an indispensable branded component of e-commerce and to focus on the movement of goods, information and funds.

   We consummated an initial public offering of our class B common stock in November 1999. Immediately before the consummation of the initial public offering, we consummated a merger whereby UPS of America became our direct wholly owned subsidiary. The issuance of these debt securities is being made utilizing a shelf registration statement originally filed with the Securities and Exchange Commission by UPS of America. We have assumed and adopted that registration statement and will be the issuer of any debt securities offered pursuant to the shelf registration statement. Our class B common stock is listed on the New York Stock Exchange.

   When used in this prospectus, unless the context requires otherwise, the terms "United Parcel Service, Inc.", "UPS", "we", "us", and "our" refer to United Parcel Service, Inc., a Delaware corporation, and "United Parcel Service of America, Inc." and "UPS of America" refers to United Parcel Service of America, Inc., a Delaware corporation and direct wholly owned direct subsidiary of United Parcel Service, Inc.

   The address and telephone number of our principal executive offices are 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328, (404) 828-6000.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                    Nine Months
                                                                       Ended
                                          Year Ended December 31,  September 30,
                                          ------------------------ -------------
                                          1994 1995 1996 1997 1998  1998   1999
                                          ---- ---- ---- ---- ---- ------ ------
Ratio of Earnings to
 Fixed Charges (1)....................... 9.1  7.6  8.2  4.9  8.9   8.7    4.7

--------
(1) For purposes of calculating the ratio of earnings to fixed charges, earnings is defined as income before income taxes and fixed charges (excluding capitalized interest). Fixed charges include interest (whether capitalized or expensed), amortization of debt expense and any discount or premium relating to any indebtedness (whether capitalized or expensed) and the portion of rent expense considered to represent interest.

                                USE OF PROCEEDS

   Unless otherwise stated in a prospectus supplement, the net proceeds from the sale of the debt securities offered under this prospectus and a related prospectus supplement will be used for general corporate purposes, including UPS's working capital needs, the funding of investments in, or extensions of credit to, our operating subsidiaries, possible acquisitions and investments in joint ventures and the possible reduction of outstanding indebtedness. Pending any of these uses, we may temporarily invest the net proceeds in investment grade securities.

                         DESCRIPTION OF DEBT SECURITIES

   The debt securities are to be issued under an indenture dated as of January 26, 1999, between UPS of America and Citibank, N.A., which acts as trustee, which indenture we assumed pursuant to a supplemental indenture. In this prospectus "indenture" will refer to the indenture and the supplemental indenture. A copy of the indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by New York law. A copy of the indenture may be obtained from us as described under "Where You Can Find More Information" on page 2.


   This section summarizes the material terms of the debt securities that may be issued under this debt program. Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms used in the indenture. In this summary, we describe the meaning for only the more important terms. We also include references in parentheses to sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in a prospectus supplement, the sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement. You must look to the indenture for the most complete description of what we describe in summary form in this prospectus.

   This summary also is subject to and qualified by reference to the description of the particular terms of the debt securities described in the prospectus supplement. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There also may be a further prospectus supplement, know as a pricing supplement, which contains the precise terms of debt securities you are offered.

   The term "Securities," as used under this caption, refers to all Securities issued under the indenture, including the debt securities.

General

   The indenture provides that Securities in separate series may be issued from time to time, without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Securities of any series. (Section 3.01) The Securities are to have terms and provisions that are not inconsistent with the indenture, including terms as to maturity, principal and interest as we may determine. The Securities will be unsecured obligations and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. The provisions of the indenture described below provide us with the ability, in addition to the ability to issue Securities with terms different from those of Securities previously issued, to "reopen" a previous issue of a series of Securities and issue additional Securities of that series.

   The applicable prospectus supplement will set forth the price or prices at which the Securities to be offered will be issued and will describe the following terms, as applicable, of the Securities:

     (a) the title of the Securities of the series;

     (b) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under the indenture;

     (c) the person or entity to whom any interest on the Securities of the series will be payable;

     (d) the date or dates on which the principal, premium, if any, or other form or type of consideration to be paid upon maturity on any Securities of the series will be payable;

     (e) the rate or rates at which any Securities of the series will bear interest, if any, or any method by which the rate or rates will be determined, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable and the record date for any interest payable on any interest payment date;

     (f) the place or places where the principal, premium, if any, interest or other form or type of consideration to be paid upon maturity on any Securities of the series will be payable;

     (g) the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at our option and, if other than by a resolution by our Board of Directors or its Executive Committee, the manner in which any election by us to redeem the Securities will be evidenced;

     (h) our obligation, if any, to redeem or purchase any Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder of the Securities, and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series will be redeemed or purchased, in whole or in part, pursuant to any obligation and any provisions for the remarketing of any Securities;

     (i) if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which any Securities of the series will be issuable;

     (j) if the amount of principal of or any premium or interest on any Securities of the series may be determined with reference to an index, formula or other method, the manner in which these amounts will be determined;

     (k) if other than the currency of the United States of America, the currency, currencies or composite currencies in which the principal of or any premium or interest on any Securities of the series will be payable and the manner of determining the equivalent in the currency of the United States of America for any purpose;

     (l) if the principal of or any premium or interest on any Securities of the series is to be payable, at our election or the election of the Holder of the Securities, in one or more currencies or composite currencies other than that or those in which Securities are stated to be payable, the currency, currencies or composite currencies in which the principal of or interest on Securities as to which an election is made will be payable, the periods within which and the terms and conditions upon which an election is to be made and the amount so payable, or the manner in which the amount will be determined;

     (m) if other than the entire principal amount of any Securities, the portion of the principal amount of the Securities of the series that will be payable upon declaration of acceleration of the maturity of the Securities;

     (n) if the principal amount payable at the stated maturity of any Securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount that will be deemed to be the principal amount of the Securities as of any such date for any purpose under the Securities or under this prospectus, including the principal amount of the Securities that will be due and payable upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any date prior to the stated maturity;

     (o) if applicable, that the Securities of the series, in whole or any specified part, will be defeasible and that some of our covenants will be defeasible and, if other than by a resolution of our Board of Directors or Executive Committee, the manner in which any election by us to defease any Securities or covenants will be evidenced;

     (p) if applicable, that any Securities of the series will be issuable in whole or in part in the form of one or more global securities and, in that case, the respective depositories for the global securities, the form of any legend or legends that will be borne by any global security and any circumstances in which any global security may be exchanged in whole or in part for Securities registered, and any transfer of a global security in whole or in part may be registered, in the name or names of persons or entities other than a depository for a global security;

     (q) whether, and the terms and conditions relating to when, we may satisfy some of our obligations with respect to the Securities with regard to payment upon maturity, or any redemption or required repurchase or in connection with any exchange provisions by delivering to the holders principal, premium, if any, interest or other form or type of consideration to be paid upon maturity on any Securities;

     (r) any addition to or change in the events of default that apply to any Securities of the series and any change in the right of the trustee or the requisite holders of the Securities to declare the principal amount due and payable;

     (s) any addition to or change in the covenants that apply to Securities of the series;

     (t) the terms and conditions pursuant to which the Securities may be converted into or exchanged for other of our debt securities;

     (u) terms with respect to book-entry procedures; and

     (v) any other terms of the Securities of the series, which terms will not otherwise be inconsistent with the indenture and as authorized and approved by us.

   Securities, including original issue discount securities, may be sold at a substantial discount below their principal amount. We may describe special United States federal income tax considerations, if any, applicable to Securities sold at an original issue discount in the applicable prospectus supplement. In addition, we may describe special United States federal income tax or other considerations, if any, applicable to any Securities that are denominated in a currency or currency unit other than United States dollars in the applicable prospectus supplement.

Form, Exchange and Transfer

   The Securities of each series will be issuable only in registered form, without coupons and, unless we specify otherwise in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples of $1,000. (Section 3.02)

   At the option of the Holder, subject to the terms of the indenture and the limitations applicable to Global Securities, Securities of each series will be exchangeable for other Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount. (Section 3.05)

   Subject to the terms of the indenture and the limitations applicable to Global Securities, Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent we designate for such purpose. No service charge will be made for any registration of transfer or exchange of Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Transfer or exchange will be effected by the Security Registrar or the transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as Security Registrar. (Section 3.05) We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Securities of each series. (Section 10.02)

   If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to:

  . issue, register the transfer of or exchange any Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Security that may be selected for redemption and ending at the close of business on the day of such mailing or

  . register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part. (Section 3.05)

Global Securities

   Some or all of the Securities of any series may be represented, in whole or in part, by one or more Global Securities that have an aggregate principal amount equal to that of the Securities represented thereby. Each Global Security will be registered in the name of The Depository Trust Company, New York, New York or its nominee identified in the applicable prospectus supplement, will be deposited with DTC or its nominee or a custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any other matters as may be provided for pursuant to the indenture. Unless otherwise described in the prospectus supplement relating to each series, the Securities of each series offered, sold or delivered in the United States will be issued in the form of one or more fully registered global notes that will be deposited with, or on behalf of, DTC and registered in the name of the DTC nominee.

   DTC has advised us as follows:

  . it is a limited-purpose trust company which was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between DTC participants in securities through electronic book-entry changes in accounts of DTC participants;

  . DTC participants include securities brokers and dealers (including the underwriters for the Securities), banks and trust companies, clearing corporations and certain other organizations;

  . access to DTC's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants"); and

  . persons who are not DTC participants may beneficially own securities held by DTC only through DTC participants or indirect participants.

   Unless otherwise provided in the applicable prospectus supplement, payments of principal, any premium or interest on or related to the Securities of each series registered in the name of DTC's nominee will be made by the trustee to DTC's nominee as the registered owner of the Global Security. Under the terms of the indenture, UPS and the trustee will treat the persons in whose names the Securities of each series are registered as the owners of the Securities for the purpose of receiving payment of principal, any premium or interest on the Securities and for all other purposes. Therefore, neither we, the trustee nor the Paying Agent has any direct responsibility or liability for the payment of the principal, any premium or interest on the Securities to owners of beneficial interests in a Global Security. DTC has advised us and the trustee that its present practice is, upon receipt of any payment of principal, any premium, or interest, to immediately credit the accounts of the DTC participants with the payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in such Global Security as shown on DTC's records.

   Notwithstanding any provision of the indenture or any Security described in this prospectus, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than DTC or any nominee of DTC unless:

  . DTC has notified us that it is unwilling or unable to continue as depositary for a Global Security or has ceased to be qualified to act as depositary as required by the indenture;

  . there shall have occurred and be continuing an Event of Default with respect to the Securities represented by a Global Security; or

  . there shall exist circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable prospectus supplement.

   All securities issued in exchange for a Global Security or any portion of a Global Security will be registered in the names as DTC may direct. (Sections
2.04 and 3.05)

   As long as DTC, or its nominee, is the registered Holder of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner and Holder of the Global Security and the Securities represented thereby for all purposes under the Securities and the indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated Securities in exchange therefor and will not be considered to be the owners or Holders of such Global Security or any Securities represented thereby for any purpose under the Securities or the indenture. All payments and deliveries of principal of and any premium, Maturity Consideration and interest on a Global Security will be made to DTC or its nominee, as the case may be, as the Holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

   Ownership of beneficial interests in a Global Security will be limited to DTC participants and to persons that may hold beneficial interests through DTC participants. In connection with the issuance of any Global Security, DTC will credit, on its book entry registration and transfer system, the respective principal amounts of Securities represented by the Global Security to the accounts of its DTC participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC, with respect to DTC participants' interests, or any DTC participant, with respect to interests of persons held by DTC participants on their behalf. Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by DTC from time to time. None of us, the trustee or any agent of us or the trustee will have any responsibility or liability for any aspect of DTC's or any DTC participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

   Secondary trading in notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, beneficial interests in a Global Security will trade in DTC's same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a Global Security upon the original issuance thereof may be required to be made in immediately available funds.




Payment and Paying Agents

   Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Security on any Interest Payment Date will be made to the Person in whose name the Security, or one or more Predecessor Securities, is registered at the close of business on the Regular Record Date for payment of interest. (Section 3.07)

   Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium, Maturity Consideration and interest on the Securities of a particular series (other than a Global Security) will be payable or deliverable at the office of the Paying Agent or Paying Agents as we may designate for that purpose from time to time, except that at our option payment of any interest may be made by check mailed to the address of the Person entitled to the payment as that address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee in The City of New York will be designated as our sole Paying Agent for payments and deliveries with respect to Securities of each series. Any other Paying Agents initially designated for the Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Securities of a particular series. (Section 10.02)

   All consideration paid or delivered to a Paying Agent for the payment or delivery of the principal of or any premium, Maturity Consideration or interest on any Security that remain unclaimed at the end of two years after such principal, premium, Maturity Consideration or interest has become due and payable or deliverable will be repaid to us, and the Holder of the Security thereafter, as an unsecured general creditor, may look only to us for payment or delivery thereof. (Section 10.03)

Covenants

 Limitation on Secured Indebtedness

   We will not create, assume, incur or guarantee, and will not permit any Restricted Subsidiary to create, assume, incur or guarantee, any Secured Indebtedness without making provision whereby all the Securities shall be secured equally and ratably with, or prior to, any Secured Indebtedness, together with, if we shall so determine, any other Indebtedness of us or any Restricted Subsidiary then existing or thereafter created that is not subordinate to the Securities, so long as the Secured Indebtedness shall be outstanding unless the Secured Indebtedness, when added to:

  . the aggregate amount of all Secured Indebtedness then outstanding (not including in this computation Secured Indebtedness if the Securities are secured equally and ratably with (or prior to) any Secured Indebtedness and further not including in this computation any Secured Indebtedness that is concurrently being retired) and

  . the aggregate amount of all Attributable Debt then outstanding pursuant to Sale and Leaseback Transactions entered into by us after January 26, 1999, or entered into by a Restricted Subsidiary after January 26, 1999 or, if later, the date on which it became a Restricted Subsidiary (not including in this computation any Attributable Debt that is concurrently being retired)

would not exceed 10% of Consolidated Net Tangible Assets. (Section 10.06)

 Limitation on Sale and Lease Back Transactions

   We will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless the sum of:

  . the Attributable Debt to be outstanding pursuant to any Sale and Leaseback Transaction;

  . all Attributable Debt then outstanding pursuant to all other Sale and Leaseback Transactions entered into by us after January 26, 1999, or entered into by a Restricted Subsidiary after January 26, 1999 or, if later, the date on which it became a Restricted Subsidiary; and

  . the aggregate of all Secured Indebtedness then outstanding (not including in this computation Secured Indebtedness if the Securities are secured equally and ratably with (or prior to) such Secured
     Indebtedness)

would not exceed 10% of Consolidated Net Tangible Assets, or an amount equal to the greater of:

  . the net proceeds to us or the Restricted Subsidiary of the sale of the Principal Property sold and leased back pursuant to any Sale and Leaseback Transaction; and

  . the amount of Attributable Debt to be outstanding pursuant to any Sale and Leaseback Transaction is applied to the retirement of Funded Debt of us or any Restricted Subsidiaries (other than Funded Debt that is subordinate to the Securities or is owing to us or any Restricted Subsidiaries) within 180 days after the consummation of any Sale and Leaseback Transaction. (Section 10.07)

 Consolidation, Merger and Sale of Assets

   We may not consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all of our properties and assets substantially as an entirety to any Person unless:

     (a) either we are the continuing corporation or the Person, if other than us, formed by any consolidation or into which we are merged or the Person that acquires by conveyance, transfer, or lease, the properties and assets of us substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, in form satisfactory to the trustee, the due and punctual payment or delivery of the Maturity Consideration and interest on all the Securities and the performance of every covenant in the indenture on the part of us to be performed or observed;

     (b) immediately after giving effect to such transaction, and treating any Indebtedness that becomes an obligation of us or any Subsidiary in connection with or as a result of such transaction as having been incurred at the time of such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

     (c) we or such Person has delivered to the trustee an Officer's Certificate and an opinion of counsel, as to which opinion, counsel may rely on the Officer's Certificate as to factual matters, each stating that such consolidation, merger, conveyance, transfer or lease comply with the foregoing and that all conditions precedent provided for in the indenture or relating to the transaction have been complied with.

   Upon any consolidation or merger or any conveyance, transfer or lease of the properties and assets of us substantially as an entirety, the successor Person formed by a consolidation, or into which we are merged or the successor Person to which any conveyance, transfer or lease is made, shall succeed to, and be substituted for, and may exercise every right and power of us under the Securities and the indenture with the same effect as if that successor had been named as us therein; and thereafter, except in the case of a lease, we shall be discharged from all obligations and covenants under the indenture and the Securities. (Sections 8.01 and 8.02)

 Definitions

   "Attributable Debt" means, as of the date of its determination, the present value (discounted semiannually at an interest rate of 7.0% per annum) of the obligation of a lessee for rental payments pursuant to any Sale and Leaseback Transaction (reduced by the amount of the rental obligations of any sublessee of all or part of the same property) during the remaining term of such Sale and Leaseback Transaction (including any period for which the lease relating thereto has been extended), such rental payments not to include amounts payable by the lessee for maintenance and repairs, insurance, taxes, assessments and similar charges and for contingent rents (such as those based on sales). In the case of any Sale and Leaseback Transaction in which the lease is terminable by the lessee upon the payment of a penalty, the rental payments shall be considered for purposes of this definition to be the lesser of:

      (1) the rental payments to be paid under such Sale and Leaseback Transaction until the first date (after the date of such determination) upon which it may be so terminated plus the then applicable penalty upon such termination and

      (2) the rental payments required to be paid during the remaining term of any Sale and Leaseback Transaction (assuming such termination provision is not exercised).

   "Board of Directors" means either our board of directors or a committee of that board duly authorized to act for it in respect of the indenture.

   "Board Resolution" means a copy of a resolution certified by our Secretary or an Assistant Secretary to have been duly adopted by the Board of Directors and to be in full force and effect on the date of the certification.

   "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease obligation under generally accepted accounting principles, and, for the purposes of the indenture, the amount of such obligation at any date shall be the capitalized amount thereof at the applicable date, determined in accordance with such principles.

   "Consolidated Net Tangible Assets" means at any date, the total assets appearing on the most recently prepared consolidated balance sheet of us and the Subsidiaries as of the end of our fiscal quarter, prepared in accordance with generally accepted accounting principles, less all current liabilities as shown on the balance sheet and Intangible Assets.

   "Funded Debt" means any indebtedness maturing by its terms more than one year from its date of issue, including any indebtedness renewable or extendable at the option of the obligor to a date later than one year from its original date of issue.

   "Indebtedness" means

    (a) any liability of any Person:

      (1) for borrowed money, or under any reimbursement obligation relating to a letter of credit; or

      (2) evidenced by a bond, note, debenture or similar instrument, including a purchase money obligation, given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures, other than a trade payable or a current liability arising in the ordinary course of business; or

      (3) for the payment of money relating to a Capitalized Lease
  Obligation; or

      (4) for Interest Rate Protection Obligations;

    (b) any liability of others described in the preceding clause (a) that the Person has guaranteed or that is otherwise its legal liability; and

    (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above.

   "Intangible Assets" means at any date the value (net of any applicable reserves), as shown on or reflected in our most recently prepared consolidated balance sheet, prepared in accordance with generally accepted accounting principles, of:

      (1) all trade names, trademarks, licenses, patents, copyrights and goodwill;

      (2) organizational and development costs;

      (3) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); and

      (4) unamortized debt discount and expense, less unamortized premium.

   "Interest Rate Protection Obligations" of any Person means the obligations of that Person pursuant to any arrangement with any other Person whereby, directly or indirectly, that Person is entitled to receive from time to time periodic payments calculated by applying a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a floating rate of interest on the same notional amount.

   "Liens" means any mortgage, lien, pledge, security interest, charge or encumbrance.

   "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

   "Principal Property" means any land, land improvements, buildings and associated factory, distribution, laboratory and office equipment (excluding any products marketed by us or any Subsidiary) constituting a distribution facility, operating facility, manufacturing facility, development facility, warehouse facility, service facility or office facility (including any portion thereof), which facility

   (a) is owned by or leased to us or any Restricted Subsidiary,

   (b) is located within the United States and

   (c) has an acquisition cost plus capitalized improvements in excess of 0.50% of Consolidated Net Tangible Assets as of the date of that determination, other than:

      (1) any facility, or portion thereof, which has been financed by obligations issued by or on behalf of a State, a Territory or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, the interest on which is excludable from gross income of the holders thereof (other than a "substantial user" of the related facility or a "related Person" as those terms are used in Section 103 of the Internal Revenue Code pursuant to the provisions of Section 103 of the Internal Revenue Code (or any similar provision hereafter enacted) as in effect at the time of issuance of the obligations;

      (2) any facility that the Board of Directors may by Board Resolution declare is not of material importance to us and the Restricted Subsidiaries taken as a whole; and

      (3) any facility, or portion thereof, owned or leased jointly or in common with one or more Persons other than us and any Subsidiary and in which the interest of us and all Subsidiaries does not exceed 50%.

   "Restricted Securities" means any shares of the capital stock or Indebtedness of any Restricted Subsidiary.

   "Restricted Subsidiary" means (a) any Subsidiary:

      (1) which has substantially all its property within the United States of America;

      (2) which owns or is a lessee of any Principal Property; and

      (3) in which the investment of us and all other Subsidiaries exceeds 0.50% of Consolidated Net Tangible Assets as of the date of the determination; provided, however, that the term "Restricted Subsidiary" shall not include:

        (A) any Subsidiary (x) primarily engaged in the business of purchasing, holding, collecting, servicing or otherwise dealing in and with installment sales contracts, leases, trust receipts, mortgages, commercial paper or other financing instruments, and any collateral or agreements relating thereto, including in the business, individually or through partnerships, of financing, whether through long- or short-term borrowings, pledges, discounts or otherwise, the sales, leasing or other operations of us and the Subsidiaries or any of them, or (y) engaged in the business of financing the assets and operations of third parties, and (z) in any case, not, except as incidental to such financing business, engaged in owning, leasing or operating any property which, but for this proviso, would qualify as Principal Property; or

        (B) any Subsidiary acquired or organized after January 26, 1999, for the purpose of acquiring the stock or business or assets of any Person other than us or any Restricted Subsidiary, whether by merger, consolidation, acquisition of stock or assets or similar transaction analogous in purpose or effect, so long as such Subsidiary does not acquire by merger, consolidation, acquisition of stock or assets or similar transaction analogous in purpose or effect all or any substantial part of the business or assets of us or any Restricted Subsidiary; and

   (b) any other Subsidiary that is hereafter designated by the Board of Directors as a Restricted Subsidiary.

   "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing by UPS or any Restricted Subsidiary of any Principal Property (whether the Principal Property is now owned or hereafter acquired) that has been or is to be sold or transferred by us or a Restricted Subsidiary to any Person, other than

      (a) temporary leases for a term, including renewals at the option of the lessee, of not more than three years;

      (b) leases between us and a Restricted Subsidiary or between Restricted Subsidiaries; and

      (c) leases of Principal Property executed by the time of, or within 180 days after the latest of, the acquisition, the completion of construction or improvement (including any improvements on property that will result in the property becoming Principal Property), or the commencement of commercial operation of the Principal Property.

   "Secured Indebtedness" means Indebtedness of us or a Restricted Subsidiary that is secured by any Lien upon any Principal Property or Restricted Securities, and Indebtedness of us or a Restricted Subsidiary in respect of any conditional sale or other title retention agreement covering Principal Property or Restricted Securities; but "Secured Indebtedness" shall not include any of the following:

     (1) Indebtedness of us and the Restricted Subsidiaries outstanding on January 26, 1999, secured by then-existing Liens upon, or incurred in connection with conditional sales agreements or other title retention agreements with respect to Principal Property or Restricted Securities;

     (2) Indebtedness that is secured by:

       (A) purchase money Liens upon Principal Property acquired after January 26, 1999 or

       (B) Liens placed on Principal Property after January 26, 1999, during construction or improvement thereof (including any improvements on property which will result in the property becoming Principal Property) or placed thereon within 180 days after the later of acquisition, completion of construction or improvement or the commencement of commercial operation of the Principal Property or improvement, or placed on Restricted Securities acquired after January 26, 1999, or

       (C) conditional sale agreements or other title retention agreements with respect to any Principal Property or Restricted Securities acquired after January 26, 1999, if (in each case referred to in this subparagraph (2)) (x) the related Lien or agreement secures all or any part of the Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction of the Principal Property or improvement or Restricted Securities and (y) the related Lien or agreement does not extend to any Principal Property or Restricted Securities other than the Principal Property so acquired or the Principal Property, or portion thereof, on which the property so constructed or any improvement is located; provided, however, that the amount by which the aggregate principal amount of Indebtedness secured by any Lien or agreement exceeds the cost to us or the Restricted Subsidiary of the related acquisition, construction or improvement will be considered to be "Secured Indebtedness;"

     (3) Indebtedness that is secured by Liens on Principal Property or Restricted Securities, which Liens exist at the time of acquisition (by any manner whatsoever) of the Principal Property or Restricted Securities by UPS or a Restricted Subsidiary;

     (4) Indebtedness of Restricted Subsidiaries owing to us or any other Restricted Subsidiary and Indebtedness of us owing to any Restricted Subsidiary;

     (5) In the case of any corporation that becomes (by any manner whatsoever) a Restricted Subsidiary after January 26, 1999, Indebtedness that is secured by Liens upon, or conditional sale agreements or other title retention agreements with respect to, its property that constitutes Principal Property or Restricted Securities, which Liens exist at the time the related corporation becomes a Restricted Subsidiary;

     (6) Guarantees by us of Secured Indebtedness and Attributable Debt of any Restricted Subsidiaries and guarantees by a Restricted Subsidiary of Secured Indebtedness and Attributable Debt of us and any other Restricted Subsidiaries;

     (7) Indebtedness arising from any Sale and Leaseback Transaction;

     (8) Indebtedness secured by Liens on property of us or a Restricted Subsidiary in favor of the United States of America, any State, Territory or possession thereof, or the District of Columbia, or any department, agency or instrumentality or political subdivision of the United States of America or any State, Territory or possession thereof, or the District of Columbia, or in favor of any other country or any political subdivision thereof, if the related Indebtedness was incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to the Lien; provided, however, that the amount by which the aggregate principal amount of Indebtedness secured by any Lien exceeds the cost to UPS or the Restricted Subsidiary of the related acquisition or construction will be considered to be "Secured Indebtedness";

     (9) Indebtedness secured by Liens on aircraft, airframes or aircraft engines, aeronautic equipment or computers and electronic data processing equipment; and

     (10) The replacement, extension or renewal, or successive replacements, extensions or renewals, of any Indebtedness, in whole or in part, excluded from the definition of "Secured Indebtedness" by subparagraphs (1) through
  (9) above; provided, however, that no Lien securing, or conditional sale or title retention agreement with respect to, the Indebtedness will extend to or cover any Principal Property or any Restricted Securities, other than the property that secured the Indebtedness so replaced, extended or renewed, plus improvements on or to any such Principal Property, provided further, however, that to the extent that replacement, extension or renewal increases the principal amount of Indebtedness secured by the Lien or is in a principal amount in excess of the principal amount of Indebtedness excluded from the definition of "Secured Indebtedness" by subparagraphs (1) through (9) above, the amount of the increase or excess will be considered to be "Secured Indebtedness."

   In no event shall the foregoing provisions be interpreted to mean or their operation to cause the same Indebtedness to be included more than once in the calculation of "Secured Indebtedness" as that term is used in the indenture.

   "Subsidiary" means any corporation of which, at the time of determination, we and/or one or more Subsidiaries owns or controls directly or indirectly more than 50% of the shares of voting stock.

   "Wholly owned," when used with reference to a Subsidiary, means a Subsidiary of which all of the outstanding capital stock is owned by us or by one or more wholly owned Subsidiaries.

   "Voting Stock," when used with reference to a Subsidiary, means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of the Subsidiary provided that, for the purposes of the indenture, stock that carries only the right to vote conditionally on the happening of an event shall not be considered voting stock whether or not such event shall have happened.

Events of Default

   The indenture defines an Event of Default with respect to any series of Securities as being any one of the following events:

     (a) default in the payment of any interest on the Securities of that series when due, and the continuance of that default for a period of 30 days;

     (b) default in the delivery or payment of the Maturity Consideration on the Securities of that series at the date on which the principal becomes due and payable as provided in the Security or in the indenture, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise;

     (c) default in the deposit of any sinking fund payment, when and as due on the Securities of that series;

     (d) default in the performance or breach of any of our covenants or warranties under the indenture (other than a covenant or warranty a default in performance or breach of which is specifically dealt with in the indenture) and the continuance of the default or breach for a period of 60 days after written notice as provided in the indenture; or

     (e) certain events involving our bankruptcy, insolvency or reorganization. (Section 5.01)

   The indenture provides that if an Event of Default specified therein shall occur and be continuing with respect to the Securities of any series, other than an Event of Default involving bankruptcy, insolvency or reorganization, either the trustee or the Holders of 25% in principal amount, or if the Securities are not payable at Maturity for a fixed principal amount, 25% of the aggregate issue price, of the Outstanding Securities of that series, each series acting as a separate class, may declare the principal of the Securities of that series, or an other amount or property, as may be provided for in the Securities of that series, to be due and payable. If an Event of Default described in clause (e) above with respect to the Securities of any series at the time outstanding shall occur, the principal amount of all the Securities of that series, or such other amount or property, as may be provided for in the Securities of that series, (or, in the case of any Original Issue Discount Security, such specified amount) will automatically, and without any action by the trustee or any Holder, become immediately due and payable. (Section 5.02). The Holders of not less than a majority in aggregate principal amount of the Securities of a series may, on behalf of all Holders of Securities of the series, waive any past default under the indenture with respect to the Securities of the series, except a default in the delivery or payment of the Maturity Consideration or interest on any Security of the series, and default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Security of the affected series. (Section 5.13)

   Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or discretion of any of the Holders, unless the Holders shall have offered to the trustee reasonable indemnity. (Section 6.03) Subject to such provisions for the indemnification of the trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the Securities of that series. (Section 5.12)

   No Holder of a Security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless

      (1) the Holder has previously given to the trustee written notice of a continuing Event of Default with respect to the Securities of that series,

      (2) the Holders of at least 25% in aggregate principal amount, or if the Securities are not payable at Maturity for a fixed principal amount, the aggregate issue price of the Outstanding Securities of that series, have made written request to the trustee to institute a proceeding as trustee,

      (3) the Holder or Holders have offered to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, and

      (4) the trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount or, if the Securities are not payable at Maturity for a fixed principal amount, the aggregate issue price of the Outstanding Securities of that series, a direction inconsistent with the request, within 60 days after the notice, request and offer. (Section 5.07) However, these limitations do not apply to a suit instituted by a Holder of a Security for the enforcement of delivery or payment of the Maturity Consideration relating to, or interest on, the Security on or after the applicable due date specified in the Security. (Section 5.08)

   We will be required to furnish to the trustee annually a statement by certain of our officers as to whether or not we, to our knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all known defaults. (Section 10.04)

Defeasance and Covenant Defeasance

   If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of Section 13.02 of the indenture, relating to defeasance and discharge of indebtedness, or
Section 13.03 of the indenture, relating to defeasance of certain restrictive covenants in the indenture, applied to the Securities of any series, or to any specified part of a series. (Section 13.01)

 Defeasance and Discharge

   The indenture provides that, upon our exercise of our option to have Section
13.02 of the indenture apply to any Securities, UPS will be deemed to have been discharged from all obligations with respect to the Securities (except for certain obligations to exchange or register the transfer of Securities, to replace stolen, lost or mutilated Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of the Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on the Securities on the respective Stated Maturities in accordance with the terms of the indenture and the Securities. Defeasance or discharge may occur only if, among other things, we have delivered to the trustee an Opinion of Counsel to the effect that, we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in any case to the effect that Holders of the Securities will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge were not to occur. (Sections 13.02 and 13.04)

 Defeasance of Covenants

   The indenture provides that, upon our exercise of our option to have Section
13.03 of the indenture apply to any Securities, we may omit to comply with certain restrictive covenants, including those described under "Covenants," any that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause
(d) (with respect to restrictive covenants) and under "Events of Default" and any that may be described in the applicable prospectus supplement, will be deemed not to be or result in an Event of Default, in each case with respect to the Securities. In order to exercise its option, we will be required to deposit, in trust for the benefit of the Holders of the Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on the Securities on the respective Stated Maturities in accordance with the terms of the indenture and the Securities. We will also be required, among other things, to deliver to the trustee an Opinion of Counsel to the effect that Holders of the Securities will not recognize gain or loss for federal income tax purposes as a result of deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance were not to occur. In the event we exercised this option with respect to any Securities and the Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on the Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on the Securities upon any acceleration resulting from the Event of Default. In that case, we would remain liable for the payments. (Sections 13.03 and 13.04)

Modification of the Indenture

   The indenture provides that we and the trustee may, without the consent of any Holders of Securities, enter into supplemental indentures for the purposes, among other things, of adding to our covenants, adding additional Events of Default, establishing the form or terms of Securities or curing ambiguities or inconsistencies in the indenture or making other provisions, provided that any action to cure ambiguities or inconsistencies shall not adversely affect the interests of the Holders of any Outstanding series of Securities in any material respect. (Section 9.01)

   Modifications and amendments of the indenture may be made by us and the trustee with the consent of the Holders of a majority in aggregate principal amount or, if the Securities are not payable at Maturity for a fixed principal amount, the aggregate issue price, of the Outstanding Securities of each series affected thereby, except that no modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby,

     (a) change the Stated Maturity of the Maturity Consideration or any installment of Maturity Consideration or interest on, any Security,

     (b) reduce the principal amount of or reduce the amount or change the type of Maturity Consideration or reduce the rate of interest on, or any premium payable upon the redemption of, or the amount of Maturity Consideration of an Original Issue Discount Security or any other Security that would be due and deliverable or payable upon a declaration of acceleration of the Maturity thereof upon the occurrence of an Event of Default, of any Security,

     (c) change the Place of Payment where, or the coin or currency in which, any Maturity Consideration or interest on any Security are deliverable or payable,

     (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Security,

     (e) reduce the percentage in principal amount or aggregate issue price, as the case may be, of Securities of any series, the consent of whose Holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults, or

     (f) modify the requirements contained in the indenture for consent to or approval of certain matters except to increase any percentage for a consent or approval or to provide that certain other provisions cannot be modified or waived without the consent of the Holder of each Security affected thereby. (Section 9.02)

   A supplemental indenture that changes or eliminates any covenant or other provision of the indenture which has been expressly included solely for the benefit of one or more particular series of Securities, or that modifies the rights of the holders of Securities of the series with respect to the covenant or other provision, shall be deemed not to affect the rights under the indenture of the Holders of Securities of any other series. (Section 9.02)

   The Holders of a majority in aggregate principal amount of the Outstanding Securities of a series may, on behalf of the Holders of all the Securities of the series, waive compliance by us with certain restrictive provisions of the indenture. (Section 10.08)

Notices

   Notices to Holders of Securities will be given by mail to the addresses of the Holders as they may appear in the Security Register. (Section 1.06)

Title

   We the trustee and any agent of us or the trustee may treat the Person in whose name a Security is registered as the absolute owner of a Security for the purpose of making payment and for all other purposes. (Section 3.08)

Governing Law

   The indenture and the Securities will be governed by, and construed in accordance with, the law of the State of New York. (Section 1.12)

Regarding the Trustee

   Citibank, N.A. is the trustee under the indenture. We have other customary banking relationships with Citibank, N.A. in the ordinary course of business.

                              PLAN OF DISTRIBUTION

   We may sell debt securities to one or more underwriters for public offering and sale by them or may sell debt securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the debt securities (the "offered debt securities") will be named in an applicable prospectus supplement.

   Underwriters may offer and sell the offered debt securities at a fixed price or prices that may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We also may offer and sell the offered debt securities in exchange for one or more of our outstanding issues of debt securities. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the offered debt securities upon the terms and conditions as shall be set forth in any prospectus supplement. In connection with the sale of offered debt securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered debt securities for whom they may act as agent. Underwriters may sell offered debt securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions, which may be changed from time to time, from the purchasers for whom they may act as agent.

   Any underwriting compensation paid by us to underwriters or agents in connection with the offering of offered debt securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered debt securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered debt securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses.

   If so indicated in an applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase offered debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of offered debt securities sold pursuant to contracts shall be not less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Contracts will not be subject to any conditions except

     (1) the purchase by an institution of the offered debt securities covered by its contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject, and

     (2) if the offered debt securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the offered debt securities less the principal amount thereof covered by contracts.

   Agents and underwriters will have no responsibility in respect of the delivery or performance of contracts.

   All offered debt securities will be a new issue of securities with no established trading market. Any underwriters to whom offered debt securities are sold by us for public offering and sale may make a market in such offered debt securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any offered debt securities.

   Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the offered debt securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the offered debt securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the offered debt securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue those activities at any time.

   Certain of the underwriters or agents and their associates may be customers of, engage in transactions with and perform services for us in the ordinary course of business.

                      VALIDITY OF OFFERED DEBT SECURITIES

   The validity of the debt securities will be passed upon for UPS by Hunton & Williams, New York, New York. Certain legal matters in connection with the debt securities will be passed upon for the underwriters by Brown & Wood LLP, New York, New York.

                                    EXPERTS

   The consolidated financial statements incorporated in this prospectus by reference from United Parcel Service of America, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   Securities and Exchange Commission registration fee................ $576,048
   Printing and engraving fee.........................................   75,000
   Accounting fees and expense........................................   50,000
   Legal fees and expenses............................................  100,000
   Rating agencies' fees..............................................   60,000
   Blue Sky fees and expenses.........................................   10,000
   Trustee's fees and expenses........................................   25,000
   Miscellaneous......................................................   28,952
                                                                       --------
       Total.......................................................... $925,000
                                                                       ========

     Except for the SEC registration fee, all expenses in this table are estimated.

Item 15. Indemnification of Directors and Officers.

   Section 145 of the Delaware General Corporation Law ("DGCL") generally provides that all directors and officers (as well as other employees and individuals) may be indemnified against expenses (including attorney's fees) judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) actually and reasonably incurred in connection with defense or settlement of an action and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 of the DGCL also provides that the rights conferred thereby are not exclusive of any other right which any person may be entitled to under any bylaw, agreement, vote of shareowners or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a person to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.

   UPS's bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding by reason of the fact that he is or was a director or officer of UPS (or is or was serving at the request of UPS as director, officer, employee or agent of another entity), shall be indemnified and held harmless by UPS to the fullest extent authorized by the DGCL, as in effect (or to the extent that indemnification is broadened, as it may be amended), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Except with respect to actions initiated by an officer or director against UPS to recover the amount of an unpaid claim, UPS is required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if the action, suit or proceeding was authorized by the board of directors of UPS. The bylaws further provide that an officer or director may (thirty days after a written claim has been received by UPS) bring suit against UPS to recover an unpaid claim and, if such suit is successful, the expense of bringing such suit. While it is a defense to such suit that the claimant has not met the applicable standards of conduct which make indemnification permissible under the DGCL, neither the failure of the board of directors to have made a determination that indemnification is proper, nor an actual determination that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The bylaws also provide that the rights conferred thereby are contract rights, that they are not exclusive of any other rights which an officer or director may have or hereafter acquire under any statute, any other provision of the certificate of incorporation, bylaw, agreement, vote of shareowners or disinterested directors or otherwise, and that they include the right to be paid by UPS the expenses incurred in defending any specified action, suit or proceeding in advance of its final disposition provided that, if the DGCL so requires, such payment shall only be made upon delivery to UPS by the officer or director of an undertaking to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the bylaws or otherwise.

Item 16. Exhibits

   The following exhibits are filed as part of this Registration Statement:

   Exhibit
     No.   Description
   ------- -----------
    1(a)   --Form of Underwriting Agreement
    1(b)*  --Form of Amendment to the Underwriting Agreement
    4.1    --Form of Indenture
    4.2*   --Form of Supplemental Indenture
    5.1*   --Opinion of Hunton & Williams
   12.1*   --Calculation of Ratio of Earnings to Fixed Charges
   23.3*   --Consent of Deloitte & Touche LLP
   23.4*   --Consent of Hunton & Williams (included in Exhibit 5.1)
   24.1*   --Power of Attorney (included on the first signature page hereto)
   25.1    --Statement of Eligibility of Trustee on Form T-1

--------

   *  Filed herewith

Item 17. Undertakings.

     (a) UPS hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
            (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) UPS hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of UPS's annual report pursuant to
Section 13 (a) or Section 15 (d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of UPS pursuant to the provisions described under Item 15 above or otherwise, UPS has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by UPS of expenses incurred or paid by a director, officer or controlling person of UPS in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, UPS will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (i) UPS hereby undertakes that:

       (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by UPS pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia on this 15th day of March, 2000.

                                          UNITED PARCEL SERVICE, INC.

                                          By: /s/    James P. Kelly
                                            ___________________________________

                                              James P. Kelly

                                          Chief Executive Officer

                             POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints ROBERT J. CLANIN and JOSEPH R. MODEROW, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, including any and all post-effective amendments, and any related Rule 462(b) registration statement and any amendment thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed below by the following persons in the capacities indicated as of the 15th day of March, 2000.

                   Signature                                      Title
                   ---------                                      -----
           /s/ William H. Brown, III            Director
 _____________________________________________
             William H. Brown, III


              /s/ Robert J. Clanin              Senior Vice President, Chief Financial
 _____________________________________________  Officer, Treasurer and Director
                Robert J. Clanin                (Principal Financial and Accounting
                                                Officer)

              /s/ Michael L. Eskew              Executive Vice President and Director
 _____________________________________________
                Michael L. Eskew

               /s/ James P. Kelly               Chairman of the Board, Chief Executive
 _____________________________________________  Officer and Director (Principal
                 James P. Kelly                 Executive Officer)

              /s/ Ann M. Livermore              Director
 _____________________________________________
                Ann M. Livermore

                   Signature                                      Title
                   ---------                                      -----
             /s/ Gary E. MacDougal              Director
 _____________________________________________
               Gary E. MacDougal


              /s/ Joseph R. Moderow             Senior Vice President, Secretary and
 _____________________________________________  Director
               Joseph R. Moderow

               /s/ Kent C. Nelson               Director
 _____________________________________________
                 Kent C. Nelson

              /s/ Victor A. Pelson              Director
 _____________________________________________
                Victor A. Pelson

               /s/ John W. Rogers               Director
 _____________________________________________
                 John W. Rogers

             /s/ Charles L. Schaffer            Senior Vice President, Chief Operating
 _____________________________________________  Officer and Director
              Charles L. Schaffer

               /s/ Lea N. Soupata               Senior Vice President and Director
 _____________________________________________
                 Lea N. Soupata

              /s/ Robert M. Teeter              Director
 _____________________________________________
                Robert M. Teeter

            /s/ Thomas H. Weidemeyer            Senior Vice President and Director
 _____________________________________________
              Thomas H. Weidemeyer

                               INDEX TO EXHIBITS

 Exhibit
 Number  Description
 ------- -----------
  1(a)   --Form of Underwriting Agreement
  1(b)*  --Form of Amendment to the Underwriting Agreement
  4.1    --Form of Indenture
  4.2*   --Form of Supplemental Indenture
  5.1*   --Opinion of Hunton & Williams
 12.1*   --Calculation of Ratio of Earnings to Fixed Charges
 23.3*   --Consent of Deloitte & Touche LLP
 23.4*   --Consent of Hunton & Williams (included in Exhibit 5.1)
 24.1*   --Power of Attorney (included on the first signature page hereto)
 25.1    --Statement of Eligibility of Trustee on Form T-1

--------

* Filed herewith